Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-167924 on Form S-3 of Hines Real Estate Investment Trust, Inc. of our report dated March 30, 2012, relating to the consolidated financial statements of Hines US Core Office Fund LP. and subsidiaries as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 appearing in the Annual Report on Form 10-K of Hines Real Estate Investment Trust, Inc. for the year ended December 31, 2011.

Houston, Texas
March 30, 2012